Exhibit 99.1

                  FNB Corp. Reauthorizes Stock Buyback Program

    ASHEBORO, N.C.--(BUSINESS WIRE)--July 21, 2005--The Board of Directors of FNB Corp. (NASDAQ:FNBN) has renewed its annual authorization to repurchase up to 300,000 shares or approximately 5% of the Company's 5.61 Million outstanding shares during the period commencing August 1, 2005 and ending July 31, 2006. The purchases may be made from time to time in the open market or in privately negotiated transactions.
    FNB Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company and Dover Mortgage Company. First National (www.MyYesBank.com) operates 21 community YES! Banks in Archdale, Asheboro, Biscoe, China Grove, Ellerbe, Greensboro, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. Dover Mortgage Company (www.dovermortgage.com) operates mortgage production offices in Asheville, Carolina Beach, Charlotte, Goldsboro, Greenville, Kernersville, Lake Norman, Leland, Raleigh and Wilmington. Through its subsidiaries, FNB offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures deposits.
    FNB Corp. stock is traded on the NASDAQ National Market under the symbol "FNBN". Market makers are Scott & Stringfellow, Keefe, Bruyette & Woods, Goldman Sachs, Fig Partners LLC, Ferris Baker Watts, Knight Securities, Ryan Beck & Company, Sandler O'Neill & Partners, Stern Agee and Leach and Morgan Keegan & Company.


    CONTACT: FNB Corp.
             Jerry A. Little, 336-626-8300